SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

PriceSmart, Inc.

(Exact name of registrant as specified in its charter)

Delaware	33-0628530
(State of incorporation or organization)	(IRS Employer Identification No.)

9740 Scranton Road San Diego, CA	92121-1745
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
None	None

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities to be registered pursuant to Section 12(g) of the Act:

Rights to purchase shares of common stock, par value $0.0001 per share

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

A description of the rights to purchase shares of common stock, par value $0.0001 per share (the “Rights”), of PriceSmart, Inc. a Delaware corporation (“PriceSmart”), will be contained in a prospectus, constituting part of PriceSmart’s registration statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”) on December 2, 2004 (File No. 333-120953), as amended by Amendment No. 1 to Form S-3 on Form S-1 filed with the SEC on December 15, 2004, relating to the Rights, to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (such prospectus as filed pursuant to Rule 424(b), the “Prospectus”). The description of the Rights contained in the Prospectus under the heading “The Rights Offering” is hereby incorporated by reference into this Form 8-A.

Item 2. Exhibits.

1.	Form of Common Stock Rights Certificate of PriceSmart, Inc.(1)

(1)	Incorporated by reference from PriceSmart, Inc.’s registration statement on Form S-3 filed with the SEC on December 2, 2004 (File No. 333-120953), as amended by Amendment No. 1 to Form S-3 on Form S-1 filed with the SEC on December 15, 2004.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

PRICESMART, INC.

By:	/s/ John M. Heffner
John M. Heffner Chief Financial Officer

Date: December 17, 2004

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